Exhibit 99.1

Siemens Press Contact: Jeon Min Ah Corporate Communications Lee Ja-Hyun Siemens Communications +82-2-3450-7024 jahyun.lee@siemens.com

Sycamore Contacts: Press Inquiries Scott Larson Public Relations Sycamore Networks, Inc. 978-250-3433 scott.larson@sycamorenet.com	Investor Inquiries Terry Adams Investor Relations Sycamore Networks, Inc. 978-250-3460 investor.info@sycamorenet.com

SIEMENS AND SYCAMORE SELECTED BY KT FOR NATIONWIDE BACKBONE NETWORK Companies Team to Deliver State-of-the-Art Optical Switching Solution

SEOUL and CHELMSFORD, Mass., August 23, 2005 – Siemens Communications and Sycamore Networks, Inc. (NASDAQ: SCMRE) today announced that they are teaming to deliver KT Corp., formerly Korea Telecom, a state-of-the-art optical switching solution that will be part of a nationwide backbone network designed to support a variety of next-generation voice and high-speed data applications. The optical switching solution will be provided via the Siemens and Sycamore global strategic alliance, and as part of an agreement between KT and Siemens’ indigenous partner KDnet.

KT, recognized worldwide for their leading-edge broadband services, will deploy the intelligent optical switching solution to increase the performance and scalability of their high-speed communications infrastructure. The solution includes Sycamore’s SN 16000 intelligent optical switching systems, the Universal Service Card (USC), a modular interface card that supports SONET/SDH, Gigabit Ethernet (GigE) and 10 GigE services, and SILVX® Network Management System.

“KT represents an important win for Siemens in Asia and we are pleased to be teaming with Sycamore to deliver the industry’s most advanced optical switching solution,” said Rudi Frey, president & CEO Siemens Com FN APAC.

“We are pleased to team with Siemens to bring KT a superior solution for their innovative network infrastructure,” stated Daniel E. Smith, Sycamore’s president and chief executive officer. “The addition of one of the world’s leading service providers to our customer base is further validation of the strengths of Sycamore technology and represents a tremendous effort by the people of Sycamore.”

Consolidating multiple functions in a modular, highly intelligent systems architecture, the SN 16000 reduces operational cost and complexity in the optical network, integrates seamlessly with existing technologies and management systems, and forms a robust and scalable foundation for next-generation broadband services. The SN 16000’s USC is a flexible service interface card that enables cost-effective optical networking by supporting a variety of interface types, port speeds, and transport options in a single line card.

About Siemens

Siemens Communications is one of the largest players in the global telecommunications industry. Siemens is the only provider in the market that offers its customers a full-range portfolio, from devices for end users to complex network infrastructures for enterprises and carriers as well as related services. Siemens Communications is the world’s innovation leader in convergent technologies, products and services for wireless, fixed and enterprise networks. It is the largest Group within Siemens and operates in more than 160 countries around the world. In fiscal 2004 (year-end September 30), its 60,000-strong workforce posted sales of approximately 18 billion euros.

More about Siemens Communications at http://www.siemens.com/communications

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMRE) develops and markets optical networking products for telecommunications service providers worldwide. The Company’s products enable service providers to cost-effectively and easily transition their existing fiber optic network into a network infrastructure that can provision, manage and deliver economic, high-bandwidth services to their customers. For more information, please visit www.sycamorenet.com.

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Except for the historical information contained herein, we wish to caution you that certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. Actual results or events could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to file its periodic report on Form 10-Q pending the completion of the currently ongoing Audit Committee internal investigation; unfavorable conditions in the telecommunications industry and economy in general; the pursuit of strategic and financial alternatives; the commercial success of the Company’s line of optical networking products; the significant cost structure required to support the Company’s strategy; competition; the Company’s reliance on a limited number of customers; the Company’s ability to sell through distribution channels; variation in the Company’s quarterly results; manufacturing and sourcing risks; product performance; conducting business internationally; current and potential litigation; intellectual property rights and disputes; stock market volatility and capital market conditions; and the other factors discussed in the Company’s most recently filed Form 10-Q and the other reports filed by the Company from time to time with the Securities and Exchange Commission. There can be no assurance that any transaction or other corporate action will result from the Company’s review of strategic and financial alternatives. Further, there can be no assurance concerning the success, type, form, structure, nature, results, timing, or terms and conditions of any such potential transaction, even if such an action does result from this review. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.